Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3, as amended (Nos. 33-14741, 33-14743, 33-20183 and 33-
51639) and in the Registration Statements on Form S-8, as amended (Nos. 2-87550, 2-96157, 33-9827, 33-14742, 33-37312, 33-22378,
33-41077, 33-69174, 33-63013 and 33-63015) of Biogen, Inc. and
its subsidiaries of our report dated January 23, 1996 appearing in the 1995 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.




Price Waterhouse LLP
Boston, Massachusetts
February 1, 1996